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                                                              EXHIBIT 23.3

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 31, 1998 with respect to the financial statements of MobileMedia Communications, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-59807) and related Prospectus of Arch Communications, Inc. for the registration of its 12 3/4% Senior Notes due 2007.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey

December 21, 1998